Exhibit 10.51

MEDBOX, INC.

600 WILSHIRE BLVD., SUITE 1500,

LOS ANGELES, CA 90069

May 15, 2015

YA Global Master SPV, Ltd.

c/o Yorkville Advisors Global LP

Investment Manager

1012 Springfield Avenue

Mountainside, New Jersey 07092

Gentlemen:

The Company has entered into a Securities Purchase Agreement, dated September 18, 2014 (the “Original Purchase Agreement”) with YA Global Master SPV, Ltd (the “Purchaser”) providing for the issuance of 5% Convertible Debentures in the aggregate principal amount of $2,500,000 (the “Debentures”). On September 19, 2014 the Company issued the first Debenture under the Original Purchase Agreement to the Purchaser in the principal amount of $1,000,000. On January 28, 2015 the Company amended and restated this $1,000,000 Debenture and issued the Purchaser and Amended and Restated version of the Debenture reflecting the modified terms. Also on January 28, 2015 the Company and the Purchaser entered into an Amendment, Modification, and Supplement to the Securities Purchase Agreement (the “Amendment Agreement”) which amended the Original Purchase Agreement on January 28, 2015 (the Original Purchase Agreement, as amended shall be referred to herein as the “Purchase Agreement”), pursuant to which certain terms and conditions of the Original Purchase Agreement were modified and the form of the Debentures to be issued at the closing were updated. Capitalized terms not defined in this letter shall have the meanings set forth in the Purchase Agreement.

This letter memorializes the parties’ understanding with respect to the waiver of certain closing conditions under the Purchase Agreement with respect to the Fifth Modified Closing and a clarification of the total amount of the Fifth Modified Closing.

The parties acknowledge and agree that the Fifth Modified Closing as set forth in the Purchase Agreement as amended pursuant to the Amendment Agreement, was originally determined to be in a Principal Amount of $1,200,000 and for a Subscription Amount of $1,200,000, and was originally contemplated to be closed within 2 days of the SEC Effective Date. On April 3, 2015 the parties further modified the Fifth Modified Closing and agreed to advance $200,000 of Principal Amount for a Subscription Amount of $200,000 on the date thereof and reduce the remaining portion of the Fifth Modified Closing by an equal amount so that in total the amount of the Fifth Modified Closing remained the same. On April 24, 2015, the parties again desired to advance a portion of the balance of the Fifth Modified Closing, this time in the amount of $100,000, and reduce the remaining portion of the Fifth Modified Closing by an equivalent amount so that the total amount of the Fifth Modified Closing remained the same. As of the date hereof, $300,000 in Principal Amount of the Fifth Modified Closing has been closed and funded and therefore, a balance of $900,000 in Principal Amount (and not $1,000,000 as stated in error in the April 24, 2015 letter) remains to be closed and funded.

The parties now further agree that the Fifth Modified Closing shall be modified again and split into two separate closings as follows, with the total amount remaining at $900,000:

(a)	a Tranche in the Principal Amount of $150,000 for a Subscription Amount of $150,000 which shall be closed and funded on the date hereof,

(b)	a Tranche in the Principal Amount of $750,000 for a Subscription Amount of $750,000 shall be closed within two (2) days of the SEC Effective, provided however, that each of the conditions set out in Section 2.4 of the Purchase Agreement shall have been satisfied.

The parties further agree that the Fixed Conversion Price, as defined in each of the Debentures, shall remain $0.88.

Other than as set forth herein, no other provisions of the Purchase Agreement have been waived or modified, and remain in full force and effect.

Very truly yours,

Medbox, Inc.

By:
Name:
Title:	CFO

Acknowledged and Agreed:

YA Global Master SPV, Ltd.

By: Yorkville Advisors Global, LP
Its: Investment Manager

By:
Name:	Gerald Eicke
Title:	Managing Member